                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /x/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                      Willis Lease Finance Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                        WILLIS LEASE FINANCE CORPORATION

                                ----------------

                 NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 25, 1999
                             ---------------------

To our Stockholders:

    You are cordially invited to attend the 1999 Annual Meeting of Stockholders of WILLIS LEASE FINANCE CORPORATION (the "Company"), which will be held at the Embassy Suites Hotel, 250 Gateway Boulevard, South San Francisco, California at 2:00 p.m. on May 25, 1999, for the following purposes:

    1. To elect two Class I Directors to serve until the 2002 Annual Meeting of Stockholders;

    2. To consider a proposal to amend the Company's 1996 Stock Option/ Stock Issuance Plan (the "1996 Plan") to incorporate into the 1996 Plan the Salary Investment Option Grant and Director Fee Option Grant Programs and to change the annual option grant to non-employee Board members under the Automatic Option Grant Program from an option to purchase a fixed number of shares to an option for a fixed value based upon a Black-Scholes option valuation.

    3. To ratify the selection of KPMG LLP as independent public accountants for the Company for the fiscal year ending December 31, 1999; and

    4. To act upon such other business as may properly come before the meeting or any adjournment or postponement thereof. These matters are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on April 6, 1999 as the record date for determining those stockholders who will be entitled to notice of and to vote at the meeting. The stock transfer books will not be closed between the record date and the date of the meeting.

    A quorum comprising the holders of the majority of the outstanding shares of Common Stock of the Company on the record date must be present or represented for the transaction of business at the 1999 Annual Meeting of Stockholders. Accordingly, it is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE, to ensure that your shares will be voted at the 1999 Annual Meeting of Stockholders. Your proxy may be revoked at any time prior to the time it is voted.

    Please read the proxy material carefully. Your vote is important and the Company appreciates your cooperation in considering and acting on the matters presented.

                                          Sincerely yours,

                                                      [SIGNATURE]

                                          Charles F. Willis, IV
                                          CHAIRMAN OF THE BOARD

April 23, 1999
Sausalito, California

                        WILLIS LEASE FINANCE CORPORATION
                                PROXY STATEMENT
                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
SOLICITATION AND VOTING OF PROXIES.........................................................................           1

INFORMATION ABOUT THE BOARD OF DIRECTORS AND THE COMMITTEES OF THE BOARD...................................           2

PROPOSAL 1 ELECTION OF CLASS I DIRECTORS...................................................................           5

PROPOSAL 2 AMENDMENTS TO THE 1996 STOCK OPTION/STOCK ISSUANCE PLAN.........................................           5

PROPOSAL 3 RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS.....................................          14

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............................................          14

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934.......................................          15

REPORT OF THE COMPENSATION COMMITTEE AND THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION..................          15

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION................................................          17

EXECUTIVE COMPENSATION AND RELATED INFORMATION.............................................................          18

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL AGREEMENTS...........................          20

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.............................................................          20

STOCK PERFORMANCE GRAPH....................................................................................          21

STOCKHOLDER PROPOSALS......................................................................................          21

OTHER MATTERS..............................................................................................          21

INCORPORATION BY REFERENCE.................................................................................          22

                   STOCKHOLDERS SHOULD READ THE ENTIRE PROXY
              STATEMENT CAREFULLY PRIOR TO RETURNING THEIR PROXIES

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                      1999 ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                        WILLIS LEASE FINANCE CORPORATION
                           TO BE HELD ON MAY 25, 1999

                             ---------------------

                       SOLICITATION AND VOTING OF PROXIES

GENERAL

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of WILLIS LEASE FINANCE CORPORATION (the "Company") of proxies to be voted at the 1999 Annual Meeting of Stockholders, which will be held at 2:00 p.m. on May 25, 1999 at the Embassy Suites Hotel, 250 Gateway Boulevard, South San Francisco, California, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of 1999 Annual Meeting of Stockholders.

    The Company's principal executive offices are located at 2320 Marinship Way, Suite 300, Sausalito, California 94965. This Proxy Statement is first being mailed to stockholders on or about April 23, 1999. The Company's 1999 Annual Report is being mailed to stockholders concurrently with this Proxy Statement. The 1999 Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made.

VOTING

    The close of business on April 6, 1999 is the record date for stockholders entitled to notice of and to vote at the 1999 Annual Meeting of Stockholders. As of that date, the Company had 7,370,645 shares of Common Stock, $.01 par value (the "Common Stock") issued and outstanding. All of the shares of the Company's Common Stock outstanding on the record date are entitled to vote at the 1999 Annual Meeting of Stockholders, and stockholders of record entitled to vote at the meeting will have one vote for each share of Common Stock so held with regard to each matter to be voted upon.

    The required quorum for the meeting is a majority of the outstanding shares of Common Stock eligible to be voted on the matters to be considered at the meeting. In the election for directors, the two (2) nominees for Class I receiving the highest number of affirmative votes will be elected. The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the 1999 Annual Meeting of Stockholders is required for the approval of the proposed amendments to the Company's 1996 Stock Option/Stock Issuance Plan (the "1996 Plan") and the ratification of the selection of KPMG LLP as independent public accountants.

    Shares of the Company's Common Stock represented by proxies in the accompanying proxy card which are properly executed and returned to the Company will be voted at the 1999 Annual Meeting of Stockholders in accordance with the stockholders' instructions contained therein. If no instructions are marked on the proxy card, the shares represented thereby will be voted (i) for the election of the Board's nominees as Class I Directors (Proposal 1), (ii) for the amendments to the 1996 Plan (Proposal 2), and (iii) for ratification of the selection of KPMG LLP as independent public accountants for the Company for the fiscal year ending December 31, 1999 (Proposal 3). If a properly signed proxy or ballot indicates that a shareholder, broker or other nominee abstains from voting or that the shares are not to be voted on a particular proposal, the shares will not be counted as having been voted on that proposal, although such shares will be counted as being in attendance at the meeting for purposes of determining the presence of a quorum.

    Management does not know of any matters to be presented at the 1999 Annual Meeting of Stockholders other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment.

REVOCABILITY OF PROXIES

    Any shareholder giving a proxy in the form accompanying this Proxy Statement has the right to revoke it at any time before it is voted at the meeting. It may be revoked by filing with the Secretary of the Company an instrument of revocation or by the presentation at the meeting of a duly executed proxy bearing a later date. It may also be revoked by attendance at the meeting and election to vote in person.

SOLICITATION

    The entire cost of preparing, assembling and mailing the Notice of 1999 Annual Meeting of Stockholders, this Proxy Statement and the enclosed proxy card, and of soliciting proxies, will be paid by the Company. Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally or by telephone, telegraph or special letter by officers and regular Company employees for no additional compensation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Company's Common Stock, and such persons may be reimbursed for their expenses.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS
                        AND THE COMMITTEES OF THE BOARD

BOARD OF DIRECTORS

    The Bylaws of the Company provide that the authorized number of Directors of the Corporation is five (5). At the present time, the Board consists of five (5) Directors who are divided into three (3) classes: Class I (two Directors), Class II (two Directors) and Class III (one Director). One class is elected each year for a three-year term.

    The business, property and affairs of the Company are managed under the direction of the Board. Directors are kept informed of the Company's business through discussions with the Chief Executive Officer and President and other officers of the Company, by reviewing materials provided to them and by participating in meetings of the Board and its committees. The Board of Directors of the Company held a total of seven (7) meetings during the fiscal year ended December 31, 1998 (the "1998 fiscal year"). Each incumbent director whose term of office will continue after the 1999 Annual Meeting of Stockholders attended at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all Committees of the Board on which he served.

COMMITTEES OF THE BOARD

    The Company has an Audit Committee and a Compensation Committee of the Board of Directors, both comprised solely of non-employee directors. There is no nominating committee or committee performing the functions of such committee.

    The Audit Committee meets with the Company's financial management and its independent public accountants to review internal financial information, audit plans and results, and financial reporting procedures. During the 1998 fiscal year, this Committee consisted of Directors William M. LeRoy, Chairman and Willard H. Smith, Jr. This Committee held one (1) meeting during the 1998 fiscal year. As of March 30, 1999, the Board of Directors authorized a change in the Audit Committee and the Audit

Committee currently consists of the following non-employee Directors: William M. LeRoy, Chairman, Donald E. Moffitt and Robert H. Rau.

    The Compensation Committee reviews and approves the Company's compensation arrangements for senior management and administers the 1996 Plan. During the 1998 fiscal year, this Committee consisted of Directors Willard H. Smith, Jr. Chairman and William M. LeRoy. This Committee held nine (9) meetings during the 1998 fiscal year. As of March 30, 1999, the Board of Directors authorized a change in the Compensation Committee and the Compensation Committee currently consists of the following non-employee directors: Robert H. Rau, Chairman, Donald E. Moffitt and Willard H. Smith, Jr.

DIRECTOR COMPENSATION

    In fiscal year 1998, non-employee members of the Board were each paid an annual fee of $10,000. Effective January 1, 1999, the annual fee has been increased to $12,500. Each non-employee member of the Board was also reimbursed for all reasonable out-of-pocket costs incurred to attend Board of Directors or Committee meetings. In addition, each non-employee member of the Board receives $1,000 for each Board meeting and $500 for each Committee meeting which he attends in person, and $500 and $250, respectively, for each Board and Committee meeting held by telephone. Pursuant to the Automatic Option Grant program under the 1996 Stock Option/Stock Issuance Plan (the "Plan"), each individual who first becomes a non-employee Board member is eligible to receive an option grant for 5,000 shares of Common Stock. In addition, subject to the changes set forth in Proposal 2, on the date of each annual stockholders meeting, beginning with the 1997 Annual Meeting of Stockholders, each individual who is to continue to serve as a non-employee Board member, whether or not such individual is standing for re-election at that particular annual meeting, will be granted an option to purchase 1,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six months. Each grant under the Automatic Option Grant Program will have an exercise price per share equal to the fair market value per share of the Company's Common Stock on the grant date, and will have a maximum term of 10 years, subject to earlier termination should the optionee cease to serve as a member of the Company's Board of Directors.

    Each 5,000-share option grant vests in a series of four successive equal annual installments over the optionee's period of continued service as a Board member measured from the option grant date. Each 1,000-share option grant vests in one installment upon the optionee's completion of one year of Board service measured from the grant date. Please see the description of the Automatic Option Grant Program under Proposal 2 for further information concerning the remaining terms and conditions of these automatic option grants.

BIOGRAPHICAL INFORMATION

CLASS I DIRECTORS WHOSE TERMS EXPIRE                                            DIRECTOR      AGE
AT THE ANNUAL MEETING:                                                            SINCE        *
------------------------------------------------------------------------------  ---------     ---
William M. LeRoy..............................................................    1996        56
Robert H. Rau.................................................................    1998        62

CLASS II DIRECTORS WHOSE TERMS EXPIRE
AT THE 2000 ANNUAL MEETING:
------------------------------------------------------------------------------
Willard H. Smith, Jr. ........................................................    1996        62
Donald E. Moffitt.............................................................    1998        66

CLASS III DIRECTORS WHOSE TERMS EXPIRE
AT THE 2001 ANNUAL MEETING:
------------------------------------------------------------------------------
Charles F. Willis, IV.........................................................    1996        50

------------------------

*   Age listed as of April 6, 1999

PRINCIPAL OCCUPATIONS OF NOMINEES AND CONTINUING DIRECTORS
  DURING THE LAST FIVE YEARS

    Charles F. Willis, IV is the founder of the Company, has served as Chief Executive Officer, President and a Director since its incorporation in 1985 and has served as Chairman of the Board of Directors since 1996. Mr. Willis has 31 years of experience in the aviation industry. He has provided a wide range of consulting services to the aviation industry, including fleet planning, cost of re-certification estimation, assistance with purchase and lease documentation, appraisal of competing equipment and evaluation of financing proposals. From 1975 to 1985, Mr. Willis served as president of the Company's predecessor, Charles F. Willis Company, which purchased, financed and/or sold a variety of large commercial transport aircraft and provided consulting services to the aviation industry. During 1974, Mr. Willis operated a small business not involved in the aviation industry. From 1972 through 1973, Mr. Willis was Assistant Vice President of Sales at Seaboard World Airlines, a freight carrier. From 1965 through 1972, he held various positions at Alaska Airlines, including positions in the departments of flight operations, sales and marketing.

    William M. LeRoy has served as a Director of the Company since 1996. In 1993, Mr. LeRoy established the LeRoy Accountancy Corporation, an audit firm specializing in the audits of employee benefit plans and in July, 1998 merged this firm into BDO Seidman, LLP where Mr. LeRoy is now a partner. From 1965 to 1993, Mr. LeRoy served in various positions at Ernst & Young LLP, an independent accounting firm, in the Chicago, San Jose and San Francisco offices including as audit partner responsible for the financial institution and leasing company practice in northern California. Mr. LeRoy received his M.B.A. from Golden Gate University and his B.S. in Accounting from Northern Illinois University.

    Donald E. Moffitt became a Director of the Company in November of 1998. Mr. Moffitt is presently the Chairman of CNF Transportation Inc., formerly Consolidated Freightways, Inc. For 44 years, through April 1998, Mr. Moffitt was employed with CNF Transportation, where he served as Chairman and C.E.O. at the time of his retirement. Mr. Moffitt is also Vice Chairman Western Region for the U.S. Chamber of Commerce and a member of its Executive Committee; a member of the Board of Directors of the American Red Cross, the Bay Area Council, the California Business Roundtable, the Conference Board and the Business Advisory Council of the Northwestern University Transportation Center. He also serves on the Board of the San Francisco Bay Area Council of the Boy Scouts of America, and is a member of the Board of Trustees of the Automotive Safety Foundation and the National Commission Against Drunk Driving. Mr. Moffitt attended Indiana State University and was awarded an honorary doctorate of law degree from the University in 1987. He is a graduate of the Advanced Management Program at the Harvard University Graduate School of Business and of the School of Transportation at Northwestern University.

    Robert H. Rau became a Director of the Company in November of 1998. From 1993 to 1997 Mr. Rau served as President and CEO of Rohr, Inc., the world's largest provider of engine nacelle systems for commercial aircraft. Following the merger of Rohr into BF Goodrich in November 1997, Mr. Rau served as President of the Aerostructures Group of BF Goodrich until his retirement on December 31, 1998. Mr. Rau worked for Parker-Hannifin from 1969 to 1993. When he left Parker-Hannifin he was Executive Vice President and President of the Aerospace Sector, a position he held for ten years. Mr. Rau is also a member of the Board of BF Goodrich, Inc., Primex Technologies, Inc. and HCC Industries Inc. Mr. Rau is a past Chairman of the General Aviation Manufacturers Association and a past member of the Board of Governors of the Aerospace Industries Association and a member of its Executive Committee. Mr. Rau is a graduate of Whittier College and a member of the Board of Trustees of Whittier College.

    Willard H. Smith, Jr. has served as a Director of the Company since 1996. From 1979 through 1995, Mr. Smith was employed at Merrill Lynch, Pierce Fenner & Smith Incorporated ("Merrill Lynch") and served as Managing Director since 1983 in their Equity Capital Markets Division. From 1992 through 1995, Mr. Smith's primary focus was the real estate investment trust industry. His duties as Managing Director at

Merrill Lynch included evaluating companies' structure and equity requirements, coordinating the placement of equity offerings with Merrill Lynch's retail and institutional client base, and assessing the market's demand for potential offerings. Mr. Smith is also a Board member of the Cohen & Steers Realty Shares, the Cohen & Steers Realty Income Fund, the Cohen & Steers Total Return Realty Fund, the Cohen & Steers Special Equity Fund, Inc., the Cohen & Steers Equity Income Fund, Essex Property Trust, Inc., Highwoods Properties, Inc. and Realty Income Corporation. Prior to joining Merrill Lynch, Mr. Smith worked at F. Eberstadt & Co. from 1971 to 1979. Mr. Smith received his B.S. in Business Administration, and B.S. in Industrial Engineering from the University of North Dakota in 1959 and 1960, respectively.

                                   PROPOSAL 1
                         ELECTION OF CLASS I DIRECTORS

    The Board of Directors is divided into three (3) classes, each having three year terms that expire in successive years. At this year's Annual Meeting, two Directors will be elected in Class I, each to serve a three-year term expiring at the Annual Meeting in the year 2002 or until the individual is succeeded by another qualified director who has been duly elected.

    The nominees for Director in Class I are WILLIAM M. LEROY and ROBERT H. RAU.

    The proxy holders intend to vote all proxies received by them for the foregoing nominees, unless instructions to the contrary are marked on the proxy. In the event that a nominee is unable or declines to serve as a Director at the time of the 1999 Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

    THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE TWO NOMINEES AS CLASS I DIRECTORS.

                                   PROPOSAL 2
            AMENDMENTS TO THE 1996 STOCK OPTION/STOCK ISSUANCE PLAN

    The Company's stockholders are being asked to approve a series of amendments to the Company's 1996 Stock Option/Stock Issuance Plan (the "1996 Plan") that will effect the following changes: (i) incorporate the Salary Investment Option Grant and Director Fee Option Grant Programs into the 1996 Plan and (ii) change the calculation of the number of shares of common stock for which continuing non-employee Board members are to be automatically granted stock options at each Annual Stockholder's Meeting, beginning with the 1999 Annual Meeting, from a fixed 1,000 shares per non-employee Board member to a grant worth $20,000 based upon a Black-Scholes option valuation, with the number of shares subject to each such automatic grant not to exceed 5,000 shares.

    Incorporating the Salary Investment Option Grant and Director Fee Option Grant Programs into the 1996 plan will encourage executives and other highly compensated employees and non-employee Board members to invest in an equity position in the Company on a tax favored basis. The change in the calculation of the number of shares subject to the annual option grants made to the non-employee Board members will allow the Company to provide a more meaningful equity incentive to attract and retain highly qualified individuals to serve as non-employee Board members.

    The amendments to the 1996 Plan were adopted by the Board as of April 8, 1999. The following is a summary of the principal features of the 1996 Plan, as most recently amended. However, the summary does not purport to be a complete description of all the provisions of the 1996 Plan. Any shareholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Chief Financial Officer at the Company's principal executive offices in Sausalito, California.

EQUITY INCENTIVE PROGRAMS

    The 1996 Plan contains five (5) separate equity incentive programs: (i) a Discretionary Option Grant Program, (ii) a Salary Investment Option Grant Program, (iii) an Automatic Option Grant Program, (iv) a Stock Issuance Program, and (v) a Director Fee Option Grant Program. The principal features of these programs are described below. The 1996 Plan (other than the Automatic Option Grant Program) is administered by the Compensation Committee of the Board. The Compensation Committee acting in such administrative capacity (the "Plan Administrator") has complete discretion (subject to the provisions of the 1996
Plan) to authorize option grants and direct stock issuances under the 1996 Plan. Pursuant to provisions in the 1996 Plan, the Board may appoint a secondary committee of one or more Board members, including employee directors, to authorize option grants and direct stock issuances to eligible persons other than executive officers and Board members subject to the short-swing liability provisions of the federal securities laws. The Compensation Committee shall have the exclusive authority to determine which Section 16 insiders and other highly compensated individuals will be eligible to participate in the Salary Investment Option Grant Program for one or more calendar years, but no administrative discretion will be exercised by the Compensation Committee with respect to the grants made under the Automatic Option Grant, Salary Investment Option Grant and Director Fee Option Grant Programs. All grants under the Automatic Option Grant, Salary Investment Option Grant and Director Fee Option Grant Programs will be made in strict compliance with the express provisions of each program.

SHARE RESERVE

    A total of 1,025,000 shares of Common Stock has been reserved for issuance over the term of the 1996 Plan. In no event may any one participant in the 1996 Plan be granted stock options and direct stock issuances for more than 250,000 shares in the aggregate per calendar year under the 1996 Plan.

    In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and class of securities issuable under the 1996 Plan, (ii) the maximum number and class of securities for which any one participant may be granted stock options, separately exercisable stock appreciation rights, and direct stock issuances under the 1996 Plan per calendar year, (iii) the number and class of securities for which option grants will subsequently be made under the Automatic Option Grant Program to each newly-elected or continuing non-employee Board member, and (iv) the number and class of securities and the exercise price per share in effect under each outstanding option.

    Should an option expire or terminate for any reason prior to exercise in full or be canceled in accordance with the provisions of the 1996 Plan, the shares subject to the portion of the option not so exercised or canceled will be available for subsequent issuance under the 1996 Plan. Unvested shares issued under the 1996 Plan and subsequently repurchased by the Company at the original option exercise or direct issue price paid per share will also be added back to the share reserve and will accordingly be available for subsequent issuance under the 1996 Plan. Shares subject to any option surrendered in accordance with the stock appreciation right provisions of the 1996 Plan will not be available for subsequent issuance.

ELIGIBILITY

    Employees of the Company or any parent or subsidiary, non-employee members of the Board or the board of directors of any parent or subsidiary corporation, and consultants and other independent advisors in the service of the Company or its parent or subsidiary corporations are eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Only employees who are
Section 16 insiders or other highly compensated individuals will be eligible to participate in the Salary Investment Option Grant

Program. Non-employee members of the Board are also eligible to participate in the Automatic Option Grant and Director Fee Option Grant Programs.

    On April 1, 1999, seven (7) executive officers, four (4) non-employee Board members and eighteen (18) other employees were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs, and the four (4) non-employee Board members were also eligible to participate in the Automatic Option Grant Program.

VALUATION

    The fair market value per share of Common Stock on any relevant date under the 1996 Plan is the closing selling price per share on that date on the Nasdaq National Market. On April 1, 1999, the closing selling price per share was $17.750.

DISCRETIONARY OPTION GRANT PROGRAM

    Options granted under the Discretionary Option Grant Program will have an exercise price per share not less than the fair market value per share of Common Stock on the option grant date. No granted option will have a term in excess of ten (10) years. The options generally become exercisable in a series of installments over the optionee's period of service with the Company.

    Upon cessation of service, the optionee has a limited period of time in which to exercise his or her outstanding options for any shares in which the option is exercisable at the time of optionee's termination of service. The Plan Administrator has complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

    The Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program:

    Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for those shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Common Stock.

    Limited stock appreciation rights may be provided to one or more non-employee Board members or officers of the Company as part of their option grants. Any option with such a limited stock appreciation right may be surrendered to the Company upon the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company's outstanding voting stock. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (a) the highest price paid per share of Common Stock in connection with the tender offer over (b) the exercise price payable for such share.

    The shares of Common Stock acquired upon the exercise of one or more options may be unvested and subject to repurchase by the Company, at the original exercise price paid per share, if the optionee ceases service with the Company prior to vesting in those shares. The Plan Administrator has complete discretion to establish the vesting schedule to be in effect for any such unvested shares and, in certain circumstances, may cancel the Company's outstanding repurchase rights with respect to those shares and thereby accelerate the vesting of those shares.

    The Plan Administrator also has the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program and to issue replacement options with an exercise price based on the fair market price of Common Stock at the time of the new grant.

SALARY INVESTMENT OPTION GRANT PROGRAM

    In the event the Plan Administrator elects to activate the Salary Investment Option Grant Program for one or more calendar years, each executive officer and other highly compensated employees of the Company selected for participation may elect, prior to the start of the calendar year, to reduce his or her base salary for that calendar year by a specified dollar amount not less than $10,000 nor more than $50,000. If such election is approved by the Plan Administrator, the individual will automatically be granted, on the first trading day in January of the calendar year for which that salary reduction is to be in effect (or the first trading day of the month following the adoption and implementation of this program if it is implemented within calendar year 1999), a non-statutory option to purchase that number of shares of Common Stock determined by dividing the salary reduction amount by two-thirds of the fair market value per share of Common Stock on the grant date. The option will be exercisable at a price per share equal to one-third of the fair market value of the option shares on the grant date. As a result, the total spread on the option shares at the time of grant (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the amount of salary invested in that option. The option will vest and become exercisable in a series of twelve (12) equal monthly installments over the calendar year for which the salary reduction is to be in effect and will be subject to full and immediate vesting upon certain changes in the ownership or control of the Company.

    The shares subject to each option under the Salary Investment Option Program will immediately vest upon (i) an acquisition of the Company by merger or asset sale or (ii) the successful completion of a tender offer for more than 50% of the Company's outstanding voting stock or a change in the majority of the Board effected through one or more contested elections for Board membership.

    Limited stock appreciation rights will automatically be included as part of each grant made under the Salary Investment Option Grant Program. Options with such a limited stock appreciation right may be surrendered to the Company upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting stock. In return for the surrendered option, the optionee will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (i) the highest price per share of Common Stock paid in connection with the tender offer over (ii) the exercise price payable for such share.

AUTOMATIC OPTION GRANT PROGRAM

    Under the Automatic Option Grant Program, each individual who was serving as a non-employee Board member on September 18, 1996 was granted at that time a non-statutory option to purchase 5,000 shares of Common Stock, provided such individual had not previously been in the Company's employ and had not otherwise received a stock option grant from the Company. Each individual who first becomes a non-employee Board member after September 18, 1996, whether through election by the stockholders or appointment by the Board, will automatically be granted, at the time of such initial election or appointment, a non-statutory option to purchase 5,000 shares of Common Stock, provided such individual has not previously been in the employ of the Company or any parent or subsidiary corporation. In addition, on the date of each Annual Meeting, each individual who continues to serve as a non-employee Board member, whether or not that individual is standing for re-election to the Board at that particular Annual Meeting, will automatically be granted a non-statutory option to purchase a specified number of shares of the Company's Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. The number of shares of Common Stock subject to each such annual automatic option grant will be determined by dividing $20,000 by the Black-Scholes formula value of the option, as determined by the Company's independent financial advisors. However, in no event may such option grant exceed 5,000 shares of Common Stock. There will be no limit on the number of such annual option grants that any one non-employee Board member may receive over his or her period of Board service.

    Each initial 5,000-share or annual $20,000-value option granted under the Automatic Option Grant Program will have an exercise price per share equal to one hundred percent (100%) of the fair market value per share of Common Stock on the option grant date and a maximum term of ten (10) years measured from the grant date, subject to earlier termination at the end of the twelve (12)-month period measured from the date of the optionee's cessation of Board service. Each initial 5,000-share or annual $20,000-value option is immediately exercisable for all the option shares. However, any shares purchased under the option will be subject to repurchase by the Company, at the option exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. The shares subject to each initial 5,000-share automatic option grant vest in a series of four (4) successive equal annual installments upon the optionee's completion of each year of Board service over the four (4)-year period measured from the grant date. The shares subject to each annual $20,000-value grant vest upon the optionee's completion of one (1) year of Board service measured from the grant date. Should the optionee cease to serve as a Board member, the optionee will generally have until the earlier of (i) the twelve (12) month period following such cessation of service or (ii) the expiration date of the option term in which to exercise the option for the number of shares that are vested at the time of such individual's cessation of Board service.

    The shares subject to each automatic option grant will immediately vest in full upon (i) the optionee's death or permanent disability while a Board member,
(ii) an acquisition of the Company by merger or asset sale, (iii) the successful completion of a tender offer for more than fifty percent (50%) of the Company's outstanding voting stock or (iv) a change in the majority of the Board effected through one or more proxy contests for Board membership. In addition, upon the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company's outstanding voting stock, each automatic option grant may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of (a) the highest price per share of Common Stock paid in connection with such tender offer over (b) the exercise price payable for such share. Shareholder approval of this Proposal will also constitute pre-approval of each option granted on or after the date of the Annual Meeting with such a surrender right and the subsequent surrender of that option in accordance with foregoing provisions.

STOCK ISSUANCE PROGRAM

    Shares may be sold under the Stock Issuance Program at a price per share not less than the fair market value on the issuance date, payable in cash or through a promissory note payable to the Company. Shares may also be issued solely as a bonus for past services.

    The issued shares may either be immediately vested upon issuance or subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The Plan Administrator, however, has the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the 1996 Plan.

DIRECTOR FEE OPTION GRANT PROGRAM

    In the event the Plan Administrator elects to activate the Director Fee Option Grant Program for one or more calendar years (including the current calendar year) under the Director Fee Option Grant Program each non-employee Board member will have the opportunity to elect to apply all or a portion of any annual retainer fee and attendance fees otherwise payable in cash to the acquisition of a below-market option grant. Such election must be made prior to the start of the calendar year to which the election applies, or, if the Program is implemented for calendar year 1999, the election may only be made with respect to retainer fees and attendance fees not yet earned by the non-employee Board member. The option grant will automatically be made at the end of each fiscal quarter in the year for which the retainer fee and attendance fees would otherwise be payable in cash. The option will have an exercise price per share equal to one-third of the fair market value of the option shares on the grant date, and the number of shares subject to the option will be determined by dividing the applicable quarterly amount of the retainer fee plus the applicable amount of any attendance fees earned during the quarter applied to the program by two-thirds of the fair market value per share of Common Stock on the grant date. As a result, the total spread on the option (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the portion of the retainer fee plus the attendance fees invested in that option. The option will be fully vested at the time of grant.

    Limited stock appreciation rights will automatically be included as part of each grant made under the Director Fee Option Grant Program. Options with such a limited stock appreciation right may be surrendered to the Company upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting stock. In return for the surrendered option, the optionee will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (i) the highest price per share of Common Stock paid in connection with the tender offer over (ii) the exercise price payable for such share.

GENERAL PROVISIONS

    ACCELERATION

    In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is not to be assumed by the successor corporation will automatically accelerate in full, and all unvested shares under the Discretionary Option Grant and Stock Issuance Programs will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation. Any options assumed in connection with such acquisition may, in the Plan Administrator's discretion, be subject to immediate acceleration, and any unvested shares which do not vest at the time of such acquisition may be subject to full and immediate vesting, in the event the individual's service with the successor entity is subsequently terminated within a twelve (12) months following the acquisition. In connection with a change in control of the Company (whether by successful tender offer for more than fifty percent (50%) of the outstanding voting stock or a change in the majority of the Board by one or more contested elections for Board membership), the Plan Administrator will have the discretionary authority to provide for automatic acceleration of outstanding options under the Discretionary Option Grant Program and the automatic vesting of all unvested shares outstanding under the Discretionary Option Grant and Stock Issuance Programs, with such acceleration or vesting to occur either at the time of such change in control or upon the subsequent termination of the individual's service. Each option outstanding under the Automatic Option Grant, Director Fee Option Grant and Salary Investment Option Grant Programs will automatically accelerate in full upon an acquisition or change in control of the Company.

    The acceleration of vesting upon a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

    FINANCIAL ASSISTANCE

    The Plan Administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options or the purchase of shares under the Discretionary Option Grant and Stock Issuance Programs. The Plan Administrator has complete discretion to determine the terms of any such financial assistance. However, any such financing will be full-recourse and interest bearing. In addition, the maximum amount of financing provided any individual may not exceed the cash consideration payable for the issued shares plus all applicable taxes.

    STOCK AWARDS

    The table below shows, as to each of the Company's executive officers named in the Summary Compensation Table and the various indicated individuals and groups, the number of shares of Common Stock subject to options granted under the 1996 Plan between the June 21, 1996 Effective Date, and April 1, 1999, together with the weighted average exercise price payable per share.

                              OPTION TRANSACTIONS

                                                                               OPTIONS GRANTED    WEIGHTED AVERAGE
NAME                                                                          (NUMBER OF SHARES)   EXERCISE PRICE
----------------------------------------------------------------------------  ------------------  -----------------
Charles F. Willis IV........................................................          40,000              14.00

James D. McBride............................................................          60,000              16.75

Donald A. Nunemaker.........................................................          60,000              14.38

Edwin F. Dibble.............................................................          70,000              11.43

Steven D. Oldenburg (1).....................................................           7,500               8.00

All current executive officers as a group (7) persons.......................         320,000              13.71

All current non-employee directors as a group (4) persons...................          24,000              13.69

All current employees, including current officers who are not executive
  officers, as a group (18) persons.........................................         109,500              12.46

------------------------

(1) Mr. Oldenburg resigned as an officer of the Company on December 31, 1998.

    As of April 1, 1999, options covering 520,500 shares of Common Stock were outstanding under the 1996 Plan, 504,500 shares remained available for future option grants, and 165,000 shares have been issued under the 1996 Plan in connection with option exercises.

    AMENDMENT AND TERMINATION

    The Board may amend or modify the 1996 Plan in any or all respects whatsoever, subject to any shareholder approval required under applicable law or regulation. The Board may terminate the 1996 Plan at any time, and the 1996 Plan will in all events terminate on June 19, 2006.

FEDERAL INCOME TAX CONSEQUENCES

    OPTION GRANTS

    Options granted under the 1996 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

    INCENTIVE OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two (2) years after the option grant date and more than one (1) year after the exercise date. If either of these two (2) holding periods is not satisfied, then a disqualifying disposition will result.

    Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over
(ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

    If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

    NON-STATUTORY OPTIONS. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

    If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

    The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

    STOCK APPRECIATION RIGHTS

    An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to such distribution for the taxable year in which the ordinary income is recognized by the optionee.

    DIRECT STOCK ISSUANCE

    The tax principles applicable to direct stock issuances under the 1996 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

    DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options will qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Internal Revenue Code Section 162(m).

ACCOUNTING TREATMENT

    Option grants or stock issuances with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a direct compensation expense to the Company's earnings equal to the difference between the exercise or issue price and the fair market value of the shares on the grant or issue date. Such expense will be accruable by the Company over the period that the option shares or issued shares are to vest. Option grants or stock issuances with exercise or issue prices equal to the fair market value of the shares at the time of issuance or grant will not result in any charge to the Company's earnings, but the Company must disclose in the notes to the Company's financial statements the fair value of options granted under the 1996 Plan and the pro forma impact on the Company's annual net income and earnings per share as though the computed fair value of such options had been treated as compensation expense. In addition, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis. Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in a compensation expense to the Company's earnings.

NEW PLAN BENEFITS

    As of April 1, 1999, the Salary Investment Option Grant and Director Fee Option Grant Programs had not been adopted, accordingly, no option grants have been made under these programs. If the proposal is approved by the stockholders, the Director Fee Option Grant Program will be implemented for the 1999 year with respect to retainer fees and attendance not yet earned as of the date of shareholder approval, and each of the non-employee Board members will receive an option grant at the 1999 Annual Shareholders meeting under the automatic grant program for $20,000-value option with an exercise price per share equal to the closing price per share of common stock on that date.

SHAREHOLDER APPROVAL

    The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Annual Meeting is required for approval of the amendments to the 1996 Plan. Should such shareholder approval not be obtained, the Salary Investment Option Grant and Director Fee Option Grant Programs will not be incorporated into the 1996 Plan and the change to the calculation of the number of shares subject to the annual option grants to be made to non-employee Board members will not be implemented. The 1996 Plan will, however, continue to remain in effect, and option grants and direct stock issuances may continue to be made pursuant to the provisions of the 1996 Plan in effect prior to the new amendment, until the available reserve of Common Stock as last approved by the stockholders has been issued pursuant to option grants made under the 1996 Plan and each non-employee Board member will continue to receive annual option grants for 1,000 shares at each Annual Shareholder's meeting at which they remain on the Board.

    THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENTS TO THE 1996 PLAN.

                                   PROPOSAL 3
          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

    The firm of KPMG LLP served as independent public accountants for the Company for the fiscal year ended December 31, 1998. The Board of Directors desires the firm to continue in this capacity for the fiscal year ending December 31, 1999. In the event that stockholders fail to ratify the selection of KPMG LLP the Board of Directors will reconsider such selection.

    A representative of KPMG LLP will be present at the 1999 Annual Meeting of Stockholders to respond to appropriate questions and make a statement if such representative desires to do so.

    THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of April 1, 1999 by (i) each person who is known to the Company to own beneficially more than five percent of the outstanding shares of the Company's Common Stock; (ii) each Director; (iii) each officer listed in the Summary Compensation Table, and (iv) all Directors and Executive Officers as a group. The mailing address for each individual, officer or director is c/o Willis Lease Finance Corporation, 2230 Marinship Way, Suite 300, Sausalito, CA 94965.

                                                                                               COMMON STOCK(1)
                                                                                           -----------------------
                                                                                                       PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER                                                         SHARES     OF CLASS
-----------------------------------------------------------------------------------------  ----------  -----------
Charles F. Willis, IV (2)................................................................   3,004,422       40.8%

Edwin F. Dibble (3)......................................................................      26,068       *

Steven D. Oldenburg (4)..................................................................       7,500       *

James D. McBride (5).....................................................................       7,676       *

Donald A. Nunemaker (6)..................................................................      15,376       *

William M. LeRoy (7).....................................................................       8,000       *

Donald E. Moffitt........................................................................       5,000       *

Robert H. Rau............................................................................       5,000       *

Willard H. Smith, Jr. (7)................................................................       8,000       *

All Directors and Executive Officers as a group (9 persons)..............................   3,087,042       41.9%

J.P. Morgan & Co. Incorporated (8).......................................................     896,100       12.2%

Wellington Management Company LLP (9)....................................................     480,100       6.5 %

------------------------

 *  Less than one percent

(1) Except as indicated in the footnotes to this table, the stockholders named in the table are known to the Company to have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable. The number of shares beneficially owned includes Common Stock of which such individual has the right to acquire beneficial ownership either currently or within 60 days after April 1, 1999, including, but not limited to, upon the exercise of an option.

(2) All 3,004,422 shares are held by CFW Partners, L.P, a California Limited Partnership of which Charles F. Willis, IV holds a one percent (1%) interest as the sole general partner and of which he holds an eighty percent (80%) interest as a limited partner. A trust for the benefit of Mr. Willis' son holds the remaining nineteen percent (19%) interest as a limited partner.

(3) Includes 22,500 options to purchase shares at an exercise price of $8.00.

(4) Mr. Oldenburg resigned as an officer of the Company on December 31, 1998.

(5) Includes 7,500 options to purchase shares at an exercise price of $19.50.

(6) Includes 15,000 options to purchase shares at an exercise price of $14.75.

(7) Includes 7,000 options to purchase shares at a weighted average exercise price of $10.48.

(8) Based on Schedule 13G/A filed by J.P. Morgan & Co. Incorporated with the SEC on February 23, 1999. J.P. Morgan & Co. Incorporated's mailing address is 500 Stanton Christiana Road, Newark, DE 19713.

(9) Based on Schedule 13G filed by Wellington Management Company, LLP with the SEC on February 10, 1999. Wellington Management Company, LLP's mailing address is 75 State Street, Boston, MA 02109.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors and Executive Officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and holders of more than ten percent of the Company's Common Stock are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) reports they file.

    Based solely upon review of the copies of such reports furnished to the Company and written representations from its officers and Directors, the Company believes that during the fiscal year ended December 31, 1998, its officers, directors and holders of more than ten percent of the Company's Common Stock complied with all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent beneficial owners.

                  REPORT OF THE COMPENSATION COMMITTEE AND THE
                  BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

    At the end of fiscal year 1998 the Compensation Committee of the Board of Directors was composed of two non-employee Directors, Willard H. Smith, Jr., Chairman, and William M. LeRoy.

    The Compensation Committee administers the Company's compensation policies and programs and has primary responsibility for executive compensation matters, including the establishment of the base salaries of the Company's executive officers, the approval of individual bonuses and bonus programs for executive officers and the administration of certain employee benefit programs. In addition, the Compensation Committee has exclusive responsibility for administering the 1996 Plan, under which stock option grants and direct stock issuances may be made to executive officers and other employees. For the 1998 fiscal year, such compensation levels were determined with the assistance of the Executive Vice President, Chief Administrative Officer and an independent consulting firm, Westward Pay Strategies, Inc. of San Francisco, California ("Westward Pay"). In 1998, Westward Pay was commissioned by the Compensation Committee to undertake a comprehensive review and comparative analysis of the Company's overall compensation practices, including director compensation. Westward Pay furnished the Compensation

Committee with executive compensation data drawn from surveys of similarly sized companies (the "Peer Companies"). During the remainder of the year, the Compensation Committee also directed Westward Pay to perform additional analyses relating to stock option practices and CEO compensation, the results of which were reported to the Compensation Committee.

    The Compensation Committee made its decisions primarily on the basis of its understanding of the compensation practices of Peer Companies and fixed the compensation package of each executive officer at a level which was competitive with those practices. The positions of the Company's President and CEO and executive officers were compared with those of their counterparts at the Peer Companies, and the market compensation levels for comparable positions were examined to determine base salary and total cash compensation. In addition, the practices of the Peer Companies concerning stock option grants were reviewed and compared. A similar survey was followed in reviewing compensation for the Board of Directors. The Company's policy is to target total cash compensation levels between the 60th and 75th percentile at Peer Companies.

    The following is a summary of policies which the Compensation Committee applied in 1998 in setting the compensation levels for the Company's executive officers.

    GENERAL COMPENSATION POLICY. The objectives of the Company's executive compensation program are to motivate and retain current executives and to attract future ones. The Company's executive compensation program is designed to: (1) provide a direct and substantial link between Company performance and executive pay, (2) consider individual performance and accomplishments and compensate accordingly, and (3) determine the Company's position in the aviation services market and be competitive in that labor market. The Company's intent is to position its executive cash compensation levels around the 60th-75th percentile of comparable U.S. companies. To this end, the Company tracks executive pay levels against Peer Companies. The Committee also considers geographic location and companies that may compete with the Company in recruiting executive talent.

    FACTORS. The principal factors which the Compensation Committee considers in establishing the components of each executive officer's compensation package are summarized below. The Compensation Committee may, however, in its discretion apply entirely different factors in setting executive compensation for future fiscal years.

    BASE SALARY. The base salary for each executive officer is set on the basis of personal performance, the Compensation Committee's assessment of salary levels in effect for comparable positions with the Company's principal competitors and Peer Companies, and internal comparability considerations. The weight given to each of these factors may vary from individual to individual. The Compensation Committee will generally rely upon specific compensation surveys, such as the WESTWARD PAY survey referred to above, for comparative compensation purposes. Base salaries are reviewed on an annual basis, and adjustments are made in accordance with the factors indicated above.

    INCENTIVE COMPENSATION. The Compensation Committee has established an incentive compensation program pursuant to which each executive officer is eligible to earn a bonus on the basis of the achievement of certain Company and individual goals. The bonuses earned by each of the executive officers is set forth in the Summary Compensation Table which appears later in this Proxy Statement.

    LONG-TERM INCENTIVE COMPENSATION. Long-term incentives are provided through stock option grants. The grants are designed to align the interests of the executive officers with those of the stockholders, and to provide executive officers with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The stock option plan encourages long-term retention and provides rewards to executives and other eligible employees commensurate with growth in shareholder value. It is the Committee's practice to grant options to purchase shares at the market price on the date of grant with a term of up to ten years. The options granted to the Company's executive officers during fiscal 1998 will vest in four equal annual installments. Accordingly, the options will provide a return to the executive officer only if he remains in the Company's employ and the market price of the underlying shares of Common Stock appreciates.

    The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the executive officer's current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the option term, and the individual's personal performance in recent periods. The Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Committee does not adhere to any specific guidelines as to the relative option holdings of the Company's executive officers.

    CEO COMPENSATION. The compensation payable to Mr. Willis, the Company's Chief Executive Officer during fiscal year 1998, was determined by the Compensation Committee. His base salary was set at a level which the Board felt would be competitive with the base salary levels in effect for CEO's at similarly-sized companies within the industry. Based upon the Compensation Committee's evaluation of the Company's performance and Mr. Willis' individual performance, the Compensation Committee raised Mr. Willis' bonus to $350,000 annually, assuming satisfaction of certain goals. In the 1998 fiscal year, Mr. Willis received a bonus of $350,000, representing payment for performance in 1997 payable in 1998 and payment for performance in 1998 payable in 1998.

    COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162. Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. The compensation paid to the Company's executive officers for the 1998 fiscal year did not exceed the $1 million limit per officer, and the compensation to be paid to the Company's executive officers for the 1999 fiscal year is not expected to exceed that limit. In addition, the 1996 Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of his or her outstanding options under the 1996 Plan will qualify as performance-based compensation which will not be subject to the $1 million limitation.

    Submitted by both the Board of Directors and the Compensation Committee of the Company's Board of Directors:

                                          Charles F. Willis, IV
                                          William M. LeRoy
                                          Donald E. Moffitt
                                          Robert H. Rau
                                          Willard H. Smith, Jr.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    As of December 31, 1998, two non-employee Directors served on the Compensation Committee. As of March 30, 1999, the Board of Directors authorized a change in the Compensation Committee and the Compensation Committee currently consists of the following three non-employee directors: Robert H. Rau, Chairman, Donald E. Moffitt and Willard H. Smith. None of the executive officers of the Company currently serves on the compensation committee of the Company or any other entity or any other committee of the board of directors of another entity performing similar functions.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table provides certain summary information concerning the compensation earned by (i) the Company's Chief Executive Officer and (ii) each of the four other most highly compensated executive officers of the Company serving as such as of the end of the 1998 fiscal year and whose total annual salary and bonus exceeds $100,000. Such individuals will be referred to herein as the "Named Executive Officers."

SUMMARY COMPENSATION TABLE

                                                                                                            LONG-TERM
                                                                                                          COMPENSATION
                                                                                                             AWARDS
                                                                           ANNUAL COMPENSATION           ---------------
                                                                  -------------------------------------    SECURITIES
                                                                                         OTHER ANNUAL      UNDERLYING
NAME AND PRINCIPAL POSITION                          FISCAL YEAR   SALARY      BONUS     COMPENSATION        OPTIONS
---------------------------------------------------  -----------  ---------  ---------  ---------------  ---------------
Charles F. Willis, IV..............................        1998   $ 400,000  $ 350,000            --           40,000
Chief Executive Officer                                    1997     250,000    350,000            --               --
                                                           1996     448,488    175,000            --               --

Edwin F. Dibble....................................        1998     249,144     56,250            --           40,000
Executive Vice President/                                  1997     100,000    353,656(1)           --             --
Willis Aeronautical Services, Inc.                         1996     100,000    264,615(1)           --         30,000

James D. McBride...................................        1998     170,000    158,950            --           30,000
Executive Vice President, CFO (2)                          1997      47,282     44,842        30,000(3)        30,000

Donald A. Nunemaker................................        1998     170,000    144,500            --           30,000
Executive Vice President(4)                                1997      63,654     60,505        85,022(5)        30,000

Steven D. Oldenburg................................        1998     152,884    127,500            --               --
Senior Vice President (6)                                  1997     135,417    136,983        95,125(7)            --
                                                           1996     125,000     43,000        23,387(8)        30,000

--------------------------

(1) In the 1996 and 1997 fiscal years, Mr. Dibble's bonus was determined as a percentage of pre-tax profits of Willis Aeronautical Services, Inc. ("WASI").

(2) Mr. McBride was hired by the Company in September 1997.

(3) This consists of a signing bonus of $30,000.

(4) Mr. Nunemaker was hired by the Company in July of 1997.

(5) This consists of a signing bonus of $50,000 and a moving expense reimbursement of $35,022.

(6) Mr. Oldenburg resigned from the Company on December 31, 1998.

(7) This consists of an additional bonus of $15,125 relating to the 1996 fiscal year, a $62,000 bonus related to a specific transaction and an $18,000 reimbursement for relocation expenses paid by the Company.

(8) Represents relocation expenses paid by the Company.

STOCK OPTIONS

    The following table sets forth information concerning the stock options granted by the Company during the 1998 fiscal year to the Named Executive Officers. No stock appreciation rights were granted during the 1998 fiscal year to the Named Executive Officers.

                       OPTION GRANTS IN 1998 FISCAL YEAR

                                                          INDIVIDUAL GRANTS
                                         ----------------------------------------------------
                                                         PERCENT                                POTENTIAL REALIZABLE
                                                        OF TOTAL                                  VALUE AT ASSUMED
                                          NUMBER OF      OPTIONS                               ANNUAL RATES OF STOCK
                                         SECURITIES    GRANTED TO    EXERCISE OR                 PRICE APPRECIATION
                                         UNDERLYING   EMPLOYEES IN   BASE PRICE                  FOR OPTION TERM(1)
                                           OPTIONS     FISCAL YEAR       PER      EXPIRATION   ----------------------
NAME                                     GRANTED(2)       1998        SHARE(3)       DATE         5%          10%
---------------------------------------  -----------  -------------  -----------  -----------  ---------  -----------
Charles F. Willis, IV..................      40,000           13%     $   14.00      9/03/08   $ 466,270  $ 1,074,220

Edwin F. Dibble........................      40,000           13%     $   14.00      9/18/08   $ 466,270  $ 1,074,220

James D. McBride.......................      30,000           10%     $   14.00      9/18/08   $ 349,703  $   805,665

Donald A. Nunemaker....................      30,000           10%     $   14.00      9/18/08   $ 349,703  $   805,665

Steven D. Oldenburg (4)................      25,000            8%     $   14.00     12/31/98(4)    N/A        N/A

--------------------------

(1) There is no assurance provided to the option holder or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the 5% and 10% assumed annual rates of compounded stock price appreciation.

(2) Each of the option grants vests in a series of four successive equal annual installments over the optionee's period of continued employment, measured from the option grant date.

(3) The exercise price may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state income and employment tax liability incurred by the optionee in connection with such exercise.

(4) Mr. Oldenburg resigned from the Company on December 31, 1998. At that time Mr. Oldenburg forfeited all of his 1998 option grants.

STOCK OPTION EXERCISE AND HOLDINGS

    The following table sets forth certain information concerning the exercise of the stock options during the 1998 fiscal year and the value of unexercised stock options at the end of the 1998 fiscal year for the Named Executive Officers.

                                                                 NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS AT
                                     SHARES                   OPTIONS AT FISCAL YEAR-END      FISCAL YEAR-END(1)
                                   ACQUIRED ON      VALUE     --------------------------  --------------------------
NAME                               EXERCISE(#)   REALIZED($)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
--------------------------------  -------------  -----------  -----------  -------------  -----------  -------------
Charles F. Willis, IV...........           --            --           --        40,000            --    $    70,000
Edwin F. Dibble.................           --            --       22,500        47,500     $ 174,375    $   128,125
Steven D. Oldenburg (2).........       15,000       194,900        7,500            --     $  58,125             --
James D. McBride................           --            --        7,500        52,500     $ (28,125)   $   (31,875)
Donald A. Nunemaker.............           --            --       15,000        45,000     $  15,000    $    67,500

--------------------------

(1) Computed based upon the difference between the closing price of the shares on December 31, 1998 ($15.75 per share) and the exercise price.

(2) Mr. Oldenburg resigned from the Company on December 31, 1998.

                EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
                        AND CHANGE-IN-CONTROL AGREEMENTS

    The Company presently has the following employment contracts in effect with the Named Executive Officers:

    EDWARD F. DIBBLE. Effective January 1, 1997, Mr. Dibble signed a five-year employment agreement with WASI. The agreement automatically renews for an additional year unless WASI gives notice of termination sixty days prior to the expiration of the employment period. Upon execution, Mr. Dibble's base salary was $100,000 per year. Effective January 1, 1998, Mr. Dibble's base salary was raised to $225,000 per year, subject to adjustment by the Board of Directors.

    JAMES D. MCBRIDE. Effective September 9, 1997, Mr. McBride signed a two-year employment agreement with the Company. The agreement automatically renews for additional one-year terms unless either party gives notice of non-renewal six months prior to expiration of the current term. Upon execution of the agreement, Mr. McBride's base salary was $150,000 per year, subject to adjustment by the Company's Board of Directors. Effective January 1, 1998, Mr. McBride's base salary was raised to $170,000 per year. Mr. McBride is entitled to receive bonuses under the Company's Incentive Compensation Plan.

    DONALD A. NUNEMAKER. Effective July 16, 1997, Mr. Nunemaker signed a two-year employment agreement with the Company. The agreement automatically renews for additional one-year terms unless either party gives notice of non-renewal six months prior to expiration of the current term. Upon execution of the agreement, Mr. Nunemaker's base salary was $150,000 per year, subject to adjustment by the Company's Board of Directors. Effective January 1, 1998 Mr. Nunemaker's base salary was raised to $170,000 per year. Mr. Nunemaker is entitled to receive bonuses under the Company's Incentive Compensation Plan.

    In connection with an acquisition of the Company by merger or asset sale, each outstanding option held by the Chief Executive Officer and the other executive officers under the 1996 Plan will automatically accelerate in full and all unvested shares of Common Stock held by such individuals subject to direct issuances made under such plans will immediately vest in full, except to the extent such options are to be assumed by, and the Company's repurchase rights with respect to these shares are to be assigned to, the successor corporation. In addition, upon an involuntary termination of the Chief Executive Officer or any of the other executive officers under the 1996 Plan within twelve months following a merger or asset sale or other change in control of the Company, each outstanding option and all unvested shares of Common Stock held by such individual will automatically vest in full. Furthermore, with regard to future option grants and direct stock issuances, the Plan Administrator of the 1996 Plan has the authority to provide for accelerated vesting of the shares of Common Stock subject to any outstanding options held by the Chief Executive Officer or any other executive officer or any unvested share issuances actually held by such individual, in connection with certain changes in control of the Company or the subsequent termination of the officer's employment following the change in control event.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    During the 1998 fiscal year, there were no transactions between the Company and its Directors, Executive Officers or known holders of greater than five percent of the Company's Common Stock in which the amount involved exceeded $60,000 and in which any of the foregoing persons had or will have a direct or indirect material interest.

                            STOCK PERFORMANCE GRAPH

    The following performance graph shows the percentage change in cumulative total return to a holder of the Company's Common Stock, assuming dividend reinvestment, compared with the cumulative total return, assuming dividend reinvestment, of the NASDAQ Stock Market-US Index and the NASDAQ Financial Index, during the period from September 18, 1996 through December 31, 1998.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
       AMONG WILLIS LEASE FINANCE CORPORATION, THE NASDAQ STOCK MARKET-US
                      INDEX AND THE NASDAQ FINANCIAL INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                WILLIS LEASE FINANCE
                     CORPORATION             NASDAQ-TOTAL US     NASDAQ FINANCIAL INDEX
9/18/96                             100.00              100.00                    100.00
12/31/96                            160.94              107.06                    113.08
6/30/97                             157.81              119.81                    137.37
12/31/97                            218.75              131.34                    172.75
6/30/98                             285.94              158.13                    178.38
12/31/98                            196.88              184.63                    167.14

 * $100 invested on 9/18/96 in stock or in index including reinvestment of dividends. Fiscal year ending December 31.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals intended to be considered at the 2000 Annual Meeting of Stockholders must be received by the Company no later than January 4, 2000. The proposal must be mailed to the Company's principal executive offices, 2320 Marinship Way, Suite 300, Sausalito, California 94965. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                                 OTHER MATTERS

    Management does not know of any matters to be presented at the 1999 Annual Meeting of Stockholders other than those set forth herein and in the Notice accompanying this Proxy Statement.

                           INCORPORATION BY REFERENCE

    The consolidated financial statements of the Company, Management's Discussion and Analysis of Financial Condition and Results of Operations, and the Report of Independent Accountants included in the Company's 1998 Annual Report on Form 10-K are incorporated herein by this reference. Copies of the Company's Annual Report on Form 10-K will be provided to stockholders without charge, upon written request to James D. McBride, Chief Financial Officer, Willis Lease Finance Corporation, 2230 Marinship Way, Suite 300, Sausalito, California 94965.

                                          By Order of the Board of Directors,

                                                      [SIGNATURE]

                                          Charles F. Willis, IV
                                          CHAIRMAN OF THE BOARD

April 23, 1999
Sausalito, California

       -arrow- Please Detach and Mail in the Envelope Provided -arrow-
-------------------------------------------------------------------------------
                     WILLIS LEASE FINANCE CORPORATION

                                PROXY

                    1999 ANNUAL MEETING OF STOCKHOLDERS

                             MAY-25, 1999

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Charles F. Willis, IV, Donald A. Nunemaker and Rae A. Capps, and each of them, as Proxies of the undersigned with full power of substitution to act and to vote all of the shares of Common Stock of WILLIS LEASE FINANCE CORPORATION held of record by the undersigned on April 6, 1999 at the Annual Meeting of Stockholders of the Company to be held on May 25, 1999, or at any adjournment thereof.

The Board of Directors recommends a vote for Proposals 1, 2 and 3 on the other side. This proxy will be voted in accordance with the choices specified by the undersigned on the other side of this proxy. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED HEREON, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE ELECTION OF THE NOMINEES FOR CLASS I OF THE BOARD OF DIRECTORS NAMED ON THE OTHER SIDE HEREOF AND AS A GRANT OF AUTHORITY TO VOTE FOR PROPOSALS 2 AND 3 STATED ON THE OTHER SIDE HEREOF AND ON ANY OTHER MATTERS TO BE VOTED ON. PLEASE COMPLETE, SIGN AND DATE THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

IMPORTANT:  THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE

                     -arrow- FOLD AND DETACH HERE -arrow-

/X/ PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

                                 FOR ALL NOMINEES               WITHHOLD
                               LISTED BELOW (EXCEPT         AUTHORITY TO VOTE
                                AS MARKED TO THE            FOR ALL NOMINEES
                                 CONTRARY BELOW)             LISTED BELOW

1.  ELECTION OF TWO                   / /                        / /
    CLASS I DIRECTORS

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW)

NOMINEES:
William M. LeRoy, Robert H. Rau


                                                      FOR   ABSTAIN   AGAINST
2. Proposal to amend the 1996 Stock Option/Stock
   Issuance Plan to incorporate into the Plan the
   Salary Investment Option Grant and Director        / /     / /       / /
   Fee Option Grant Programs and to change the annual option grant to non-employee Board members from an option to purchase a fixed number of shares to an option for a fixed value based upon a Black-Scholes option valuation.

3. Proposal to ratify the selection of
   KPMG LLP as independent auditors of the Company   / /     / /        / /


4. In their discretion, the Proxies are authorized
   to vote upon such other matters as may properly   / /     / /       / /
   come before the meeting.



Signature(s)____________________________________Date:__________________________

Please sign exactly as your name(s) is (are) shown on the stock certificate to which the Proxy applies. When stock is held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.